CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of Luvulis Corporation. (the “Company”) of our report dated Apri 16, 2026 relating to the financial statements of the Company for the period from October 29, 2025 (Inception) to January 31, 2026 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

Valley Stream, New York

May 27, 2026